Exhibit 10.3

Amendment No. 1

to the

Tommy Hilfiger Corporation Non-Employee Directors Stock Option Plan

WHEREAS, Tommy Hilfiger Corporation (the “Company”) maintains the Tommy Hilfiger Corporation Non-Employee Directors Stock Option Plan (the “Plan”); and

WHEREAS, pursuant to Section 6 of the Plan, the Company may amend the Plan; and

WHEREAS, the Compensation Committee and the Board of the Company, by resolutions adopted on February 2, 2004, have authorized the amendment of the Plan as set forth herein.

NOW THEREFORE, effective as of February 2, 2004 with respect to Stock Options granted on or after that date, the Plan is hereby amended as follows:

1. Section 5(a) of the Plan is hereby amended to read in its entirety as follows:

a. Initial Grants. Each Non-Employee Director who is first appointed or elected to office on or after February 2, 2004, shall initially receive, on the date of such appointment or election to office, a Non-Qualified Stock Option to purchase 20,000 shares of Stock at a price equal to the Fair Market Value at the time of the grant of the shares of Stock subject to such Non-Qualified Stock Option.

2. Section 5(b) of the Plan is hereby amended to read in its entirety as follows:

b. Annual Grants. Prior to termination of the Plan pursuant to Section 6, on the first to occur of either the April 1 or October 1 following the first anniversary of each Non-Employee Director’s date of initial grant (the “first annual grant date”), and on each anniversary of such Non-Employee Director’s first annual grant date, such Non-Employee Director shall receive an additional Non-Qualified Stock Option. For grant dates on or after February 2, 2004, such Non-Qualified Stock Option shall be to purchase 4,000 shares of Stock at a price equal to Fair Market Value at the time of the grant of the shares of Stock subject to such additional Non-Qualified Stock Option, provided such individual shall continue to be a Non-Employee Director.

3. Section 5(d)(b) of the Plan is hereby amended to read in its entirety as follows:

(b) Exercisability. Beginning on the first anniversary of the date of grant, Stock Options shall be exercisable for up to 100% of the shares of stock covered by the Stock Option.